Exhibit (h)(8)



                                  SCHEDULE A

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                                           Expense Limitation
                                                      (as a % of average daily
Portfolio                        Limitation Period              net assets)
---------                        -----------------              ----------

Guardian (Class S)               December 31. 2011                 1.25%
Lehman Brothers High Income      December 31, 2011                 1.10%
Bond
International                    December 31, 2011                 2.00%
International Large Cap          December 31, 2011                 1.30%
Mid-Cap Growth (Class S)         December 31, 2011                 1.25%
Real Estate                      December 31, 2011                 1.75%
Regency (Class I)                December 31, 2011                 1.50%
Regency (Class S)                December 31, 2018                 1.25%
Socially Responsive (Class I)    December 31, 2011                 1.30%
Socially Responsive (Class S)    December 31, 2011                 1.17%
Small Cap Growth                 December 31, 2011                 1.40%